UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 5, 2024

Victoria's Secret & Co.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-40515			86-3167653
(Commission File Number)			(IRS Employer Identification No.)

4 Limited Parkway East
Reynoldsburg,	OH		43068
(Address of Principal Executive Offices)			(Zip Code)
(614) 577-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	VSCO	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition

and

Item 7.01. Regulation FD Disclosure.
The following information is being furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01, “Regulation FD Disclosure”, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
On June 5, 2024, Victoria's Secret & Co. (the “Company”) issued a press release setting forth its first quarter 2024 results and its second quarter 2024 and full year 2024 earnings guidance. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.
Item 8.01. Other Events.
On June 5, 2024, the Company reported that leading independent proxy advisory firms recommend that shareholders vote “FOR” the election of the Company’s director nominees, “FOR” the compensation of the Company’s named executive officers, and “FOR” the amendment of the Company’s stock plan to increase the number of shares available for issuance under the plan at the annual meeting of shareholders scheduled for June 13, 2024.
Item 9.01. Financial Statements and Exhibits.
Exhibit 99.1    Press Release of Victoria’s Secret & Co., dated June 5, 2024.
Exhibit 104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORIA'S SECRET & CO.

Date:	June 5, 2024	By:	/s/ Timothy Johnson
Timothy Johnson
Chief Financial and Administrative Officer